SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2010

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK	14228-1197

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 26, 2010, Columbus McKinnon (the “Company”) held its Annual Meeting of Stockholders (the "Annual Meeting").

At the Annual Meeting, stockholders approved each of management’s proposals, which consisted of: (i) the election of nine (9) directors, each of whom will serve as directors of the Company for terms of one (1) year and until their successors are elected and qualified; (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2011; and (iii) the approval of the Columbus McKinnon Corporation 2010 Long Term Incentive Plan, which includes the registration of 1,250,000 shares of common stock ($0.01 par value).

Proposal 1:  Election of Directors
The following table reflects the tabulation of the votes with respect to each director who was elected at the Annual Meeting:

Name	Votes For	Votes Withheld
Ernest R. Verebelyi	16,684,131.94	177,042.26
Timothy T. Tevens	16,682,859.94	178,314.26
Richard H. Fleming	16,240,559.94	620,614.26
Wallace W. Creek	16,681,741.94	179,432.26
Linda A. Goodspeed	16,683,422.94	177,751.26
Stephen Rabinowitz	15,913,268.94	947,905.26
Nicholas T. Pinchuk	16,630,173.94	231,000.26
Liam McCarthy	16,630,273.94	230,900.26
Christian B. Ragot	16,630,473.94	230,700.26

Proposal 2:  Ratification of Appointment of Independent Registered Public Accounting Firm
The following table reflects the tabulation of the votes with respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2011:

Votes For	Votes Against	Abstained	Broker Non-Vote
17,096,896.94	481,984.26	5,919.00	0.00

Proposal 3:  Approval of Columbus McKinnon Corporation 2010 Long Term Incentive Plan
The following table reflects the tabulation of the votes with respect to the approval of the Columbus McKinnon Corporation 2010 Long Term Incentive Plan:

Votes For	Votes Against	Abstained	Broker Non-Vote
14,995,762.60	1,189,897.60	675,513.00	723,627.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Karen L. Howard
Name:	Karen L. Howard
Title:	Vice President and Chief Financial Officer

Dated:  July 29, 2010